Exhibit 10.1

ThermoEnergy Corporation

Bridge Loan and Warrant Amendment Agreement;
Consent, Waiver and Notice of Exercise

This Agreement is made by and among ThermoEnergy Corporation, a Delaware corporation (the “Corporation”) and the undersigned holders of the shares of the Corporation’s Series B Convertible Preferred Stock (the “Series B Stock”) and/or the Common Stock Purchase Warrants issued by the Corporation (the “Warrants”) as set forth on Schedule I hereto (each, an “Investor”), and the Consent, Waiver and Notice made herein are given by the Investors, this 17th day of June 2011.

Whereas, to induce the Investors to exercise the Warrants, the Corporation desires to amend each of the Warrants to provide that such Warrant shall be exercisable for the purchase of shares of Series B Stock rather than shares of the Corporation’s Common Stock (the “Common Stock”) and to adjust the exercise price of such Warrant as hereinafter provided (the “Warrant Amendment”); and

Whereas, the Board of Directors of the Corporation has recommended that the Corporation’s Certificate of Incorporation, as previously amended (the “Certificate of Incorporation”), be amended to modify the description of the Series B Stock as hereinafter provided to permit the holders of the Series B Stock to waive the application of the anti-dilution adjustment to the conversion price of the Series B Stock (the “Charter Amendment”); and

Whereas, the Investors are willing to consent to the Charter Amendment and, upon the effectiveness thereof, to waive the application of the anti-dilution adjustment to the deemed issuance of Common Stock upon the effectiveness of the Warrant Amendment or upon the issuance of shares of Series B Stock upon exercise of the Warrants in accordance with their terms, as amended by the Warrant Amendment (the “Anti-Dilution Waiver”); and

Whereas, the Investor desires to exercise the Warrants upon the effectiveness of the Warrant Amendment; and

Whereas, in anticipation of the exercise of the Warrants and subject to the effectiveness of the Charter Amendment and the making of the Anti-Dilution Waiver by the holders of a sufficient number of the outstanding shares of Series B Stock, each of the Investors is willing to make a loan to the Corporation in the principal amount equal to the exercise price of the Warrants held by such Investor;

Now, therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Corporation and the Investors hereby agree as follows:

1.           Consent to Charter Amendment.  Pursuant to Section 228 of the Delaware General Corporation Law and Section 1.10 of the By-Laws of the Corporation, the Investors hereby consent to the adoption of the following resolution by written consent in lieu of a meeting of the stockholders of the Corporation:

Resolved:
That the Certificate of Incorporation of this Corporation, as heretofore amended, be further amended by (i) deleting the word “and” from the end of Section 6(g)(ii)(F) of the Description of Series B Convertible Preferred Stock attached as Exhibit A to the Certificate of Designation, Preferences and Rights filed in the Office of the Secretary of State of the State of Delaware on November 18, 2009 (the “Description”), (ii) by deleting the period from the end of Section 6(g)(ii)(G) of the Description and substituting in place there of a semi-colon and the word “and” and (iii) by adding at the end of Section 6(g)(ii) of the Description the following new provision:  “(H) shares of Common Stock issued or deemed issued upon the issuance or exercise of options, warrants or other rights to acquire shares of Common Stock or other securities convertible into or exchangeable for shares of Common Stock or upon the issuance or conversion of securities convertible into shares of Common Stock in a transaction or series of related transactions approved by the holders of a majority of the then-outstanding shares of Series B Convertible Preferred Stock.”

Promptly following receipt of the written consent to the foregoing Charter Amendment from the requisite holders of the Corporation’s voting securities, the Corporation shall prepare and distribute to all of the Corporation’s stockholders a Notice in compliance with Section 228(e) of the Delaware General Corporation Law and an Information Statement in compliance with Regulation 14C promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) (“Regulation 14C”) and thereafter shall file in the Office of the Secretary of State of the State of Delaware a Certificate of Amendment effecting the Charter Amendment (the “Certificate of Amendment”).  The Corporation shall, upon filing of the Certificate of Amendment in the Office of the Secretary of State of the State of Delaware, promptly give notice of such filing to all Investors.

2.           Approval of Warrant Amendment; Waiver of Anti-Dilution Adjustment.     Effective upon the filing in the Office of the Secretary of State of the State of Delaware of the Certificate of Amendment, the Investors hereby approve the Warrant Amendment contemplated by this Agreement, it being the intention of the Investors that the shares of Common Stock deemed issued upon the Warrant Amendment or upon the exercise of the Warrants following the Warrant Amendment shall not be deemed to be “Additional Stock” (as such term is defined in the Description) and that no anti-dilution adjustment to the conversion price of the Series B Stock shall be made pursuant to Section 6(g)(i) of the Description upon the effectiveness of the Warrant Amendment or upon exercise of the Warrants as amended.

3.           Warrant Amendment.     Upon the effectiveness of the Charter Amendment, and provided that the holders of at least a majority of the outstanding shares of Series B Stock (including the Investors) approve, each of the Warrants shall automatically be, and hereby are, amended (i) to provide that such Warrant is exercisable for the purchase of shares of Series B Stock (and no longer for the purchase of shares of Common Stock), (ii) to provide that the number of shares of Series B Stock for which such Warrant is exercisable shall be equal to (x) the number of shares of Common Stock for which such Warrant had theretofore been exercisable divided by (y) 10, and (iii) to change the exercise price thereof to $1.30 per share of Series B Stock.  In all other respects the Warrants shall remain in full force and effect without amendment or alteration.  For purposes of clarification, the parties agree that the term “Warrants”) refers only those Common Stock Purchase Warrants listed on Schedule I hereto and does not include any other warrants, options or similar rights held by the Investors or by any other person or entity (the “Non-Participating Warrants”).  The Warrant Amendment effected by this Section 3 shall in no way alter or amend any of the Non-Participating Warrants.

4.           Warrant Exercise.     The Investors hereby give notice of exercise of all of the Warrants, immediately upon the effectiveness of the Warrant Amendment, and hereby authorize the Corporation to cancel the Bridge Loans (as such term is hereinafter defined) in full satisfaction of the Investors’ obligation to pay the exercise price for the Warrants.

5.           Bridge Loans.     Pending the effectiveness of the Warrant Amendment, and until the Warrants, as amended, are exercised, each of the Investors hereby agrees to make an interest free loan to the Corporation in the principal amount equal to the exercise price of such Investor’s Warrants (as amended by the Warrant Amendment) as shown on Schedule I hereto (each, a “Bridge Loan”).  The Bridge Loans shall be evidenced by Promissory Notes in substantially the form attached hereto as Exhibit A (the “Bridge Notes”) and, if not cancelled in payment of the exercise price for the Warrants on or before February 29, 2012, shall become immediately due and payable upon demand by the Investors given at any time on or after March 1, 2012.

6.           Representations and Warranties of the Corporation.     The Corporation hereby represents and warrants to the Investors as follows:

(a)
Organization and Qualification.  The Corporation is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Corporation is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.  The Corporation is duly qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and no proceedings have been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, such power and authority or qualification.  For purposes of this Agreement, the term “Material Adverse Effect” shall mean any of (i) a material and adverse effect on the legality, validity or enforceability of any of this Agreement, the Warrants, the Warrant Amendment, the Charter Amendment or the Bridge Notes (collectively, the “Transaction Documents”), (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Corporation, or (iii) a material impairment of the Corporation’s ability to perform on a timely basis its obligations under any Transaction Document.

(b)
Authorization; Enforcement.  The Corporation has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Corporation and the consummation by the Corporation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Corporation and no further action is required by the Corporation in connection therewith, except as may be required by Section 228 of the Delaware General Corporation Law or by Regulation 14C. Each Transaction Document has been (or upon delivery will have been) duly executed by the Corporation and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)
No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Corporation and the consummation by the Corporation of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Borrower’s Certificate of Incorporation or By-Laws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or result in the imposition of any lien upon any of the material properties or assets of the Corporation pursuant to, any agreement, credit facility, debt or other instrument or other understanding to which the Corporation is a party or by which any property or asset of the Corporation is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Corporation is subject (including federal and state securities laws and regulations), or by which any property or asset of the Corporation is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d)	Issuance of the Bridge Notes. The Bridge Notes have been duly authorized. Each Bridge Note, when issued in accordance with this Agreement, will be duly and validly issued.

(e)
Issuance of Series B Stock.  The shares of Series B Stock issuable upon exercise of the Warrants (as amended by the Warrant Amendment) are duly authorized and will, when issued upon exercise of the Warrants, be validly issued, fully-paid and outstanding shares of Series B Stock, entitled to the rights and preferences set forth in the Description (as amended by the Charter Amendment).

(f)
SEC Reports; Financial Statements.  The Corporation has filed all reports required to be filed by it under the Securities Act of 1933 (the “Securities Act”) and the Exchange Act for the twelve months preceding the date of this Agreement (the foregoing materials, being collectively referred to herein as the “SEC Reports”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Corporation included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Corporation and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(g)
Brokerage Fees. No brokerage or finder’s fees or commissions are or will be payable by the Corporation to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by any of the Transaction Documents. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Investors pursuant to written agreements executed by the Investors which fees or commissions shall be the sole responsibility of the Investors) made by or on behalf of other persons for fees that may be due in connection with the transactions contemplated by the Transaction Documents.

7.           Representations and Warranties of the Investors.     The Investors, severally and not jointly, hereby represent and warrant to the Corporation as follows, with respect only to themselves and not the other Investors:

(a)
Authority. This Agreement has been duly executed by such Investor and constitutes the valid and legally binding obligation of such Investor, enforceable against him or it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)
Accredited Investor Status.  Such Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Such Investor will acquire the shares of Series B Stock issued upon exercise of such Investor’s Warrants (as amended by the Warrant Amendment) for his or its own account, for investment purposes and not with a view toward resale or distribution.  Such Investor understands that the shares of Series B Stock issuable upon exercise of the Warrants (as amended by the Warrant Amendment) and the shares of Common Stock issuable upon conversion of such shares of Series B Stock have not been registered under the Securities Act and may not be sold or transferred without registration under the Securities Act unless an applicable exemption from the registration requirements of such Act is available.

8.           Additional Parties.    From time to time prior to the effective date of the Charter Amendment, this Agreement may be amended by the Corporation to add as parties hereto one or more persons or entities as additional Investors and/or to permit any Investor to increase the amount of his or its Warrants to be amended by the Warrant Amendment and exercised pursuant to Paragraph 4 hereof.  Upon any such amendment, Schedule I hereto shall be amended to reflect the addition of such additional Investor or Investors and/or such increase in the number of Warrants subject to the provisions hereof.

9           Entire Agreement.    The Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters.  No provision of any Transaction Document may be waived or amended except in a written instrument signed by the Corporation and by Investors holding at least 66⅔% of the principal amount of the then outstanding Bridge Notes.  No waiver of any default with respect to any provision, condition or requirement of any of the Transaction Documents shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement of such Transaction Document or of any other Transaction Document, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors.

10.           Governing Law and Jurisdiction.     This Agreement and the rights of the parties hereunder shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements executed and to be performed wholly within such state and without regard to principles of conflicts of law.  Each party irrevocably (a) consents to the jurisdiction of the federal and state courts situated in or having jurisdiction over Boston, Massachusetts in any action that may be brought for the enforcement of this Agreement, and (b) submits to and accepts, with respect to its properties and assets, generally and unconditionally, the in personam jurisdiction of the aforesaid courts, waiving any defense that such court is not a convenient forum.

11.           Execution.     This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such delivery shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof, notwithstanding any subsequent failure or refusal to deliver an original signed in ink.

12.           Severability.     If any provision of this Agreement is held to be invalid or unenforceable in any respect, the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.  f any provision of this Agreement is held to be invalid or unenforceable in any respect,  the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

[Signature Pages Follow]

ThermoEnergy Corporation

Bridge Loan and Warrant Amendment Agreement;
Consent, Waiver and Notice of Exercise

Corporation’s Signature Page

In witness whereof, the Corporation has executed and delivered this Agreement as of the date and year first above written.

ThermoEnergy Corporation

By:   /s/  Cary G. Bullock
         Cary G. Bullock, President and CEO

ThermoEnergy Corporation

Bridge Loan and Warrant Amendment Agreement;
Consent, Waiver and Notice of Exercise

Schedule I

Investor	Warrant Shares (Prior to Amendment)	Series B Shares	Exercise Price
Robert S. Trump	11,711,104	1,171,110	$1,522,443.00
Focus Fund L.P.	3,000,000	300,000	$390,000.00
Hughes Capital	153,850	15,385	$20,000.00
Scott A. Fine	500,000	50,000	$65,000.00
Peter J. Richards	500,000	50,000	$65,000.00
Empire Capital Partners, LP	2,197,913	219,791	$285,728.69
Empire Capital Partners, Ltd	2,198,111	218,911	$284,584.43
Empire Capital Partners Enhanced Master Fund, Ltd	2,127,258	212,726	$276,543.54